Exhibit j(i) under Form N-1A
                                               Exhibit 23 under Item 60/Reg. S-K






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectus and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 38 to the Registration Statement (Form N-1A, No. 2-91091) of Federated High Yield Trust, and to the incorporation by reference of our report dated April 19, 2007 on Federated High Yield Trust included in the Annual Report to Shareholders for the fiscal year ended February 28, 2007.


/s/ Ernst & Young, LLP

Boston, Massachusetts
April 24, 2007